Exhibit 99.1

GenCorp Announces Share Repurchase Program

SACRAMENTO, Calif. – February 7, 2014 – GenCorp Inc. (NYSE: GY) (“GenCorp”) announced today that its Board of Directors has authorized a share repurchase program of up to $75 million. Share repurchases may be made by GenCorp from time to time in open market transactions at prevailing market prices or in privately negotiated transactions.

The actual timing, number and value of shares repurchased under the program will be determined by the Pricing Committee of the Board of Directors at its discretion, and will depend on a number of factors, including the trading price of the stock, compliance with the terms of GenCorp’s outstanding indebtedness, general market and business conditions and applicable legal requirements. GenCorp has no obligation to repurchase any shares under this authorization, and the repurchase program may be suspended, discontinued or modified at any time, for any reason and without notice.  The purchases will be funded from existing cash balances.

About GenCorp

GenCorp is a leading technology-based manufacturer of aerospace and defense products and systems with a real estate segment that includes activities related to the entitlement, sale and leasing of its excess real estate assets. Additional information about the Company can be obtained by visiting the Company’s website at http://www.GenCorp.com.

Forward-Looking Statements

This press release may contain certain "forward-looking statements" within the meaning of the United States Private Securities Litigation Reform Act of 1995. Such statements in this press release are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements, including without limitation statements in this press release regarding GenCorp's intention to repurchase shares of its common stock under the share repurchase program, and the anticipated source of funding for those repurchases. There are a number of important factors that could cause actual events to differ materially from those suggested or indicated by such forward-looking statements.  These include, among others, the market price of GenCorp’s stock, the nature of other investment opportunities presented to GenCorp, cash flows, compliance with GenCorp's financial and other covenants associated with its debt, and other factors identified in GenCorp's filings with the Securities and Exchange Commission. GenCorp undertakes no obligation to release publicly any revisions to forward-looking statements as a result of subsequent events or developments, except as required by law.

Contact information:
Investors: Brendan King, vice president and treasurer  916.351.8618
Media: Glenn Mahone, vice president, communications  202.302.9941